UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2022

RENOVARE ENVIRONMENTAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36843	46-2336496
(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

80 Red Schoolhouse Road, Suite 101, Chestnut Ridge, NY 10977

(Address of principal executive offices)

Registrant’s telephone number, including area code: 845-262-1081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RENO	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 15, 2022, the Company received formal notice from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Nasdaq Hearings Panel (the “Panel”) has determined to delist the Company’s securities from Nasdaq based upon the Company’s non-compliance with the filing requirements set forth in Nasdaq Listing Rule 5550(a)(2) and (b)(1). As a result of the Panel’s decision, Nasdaq will suspend trading in the Company’s securities effective at the open of business on June 17, 2022, and indicated that it intends to file a Form 25 NSE Notification of Delisting with the Securities and Exchange Commission (the “SEC”) once all applicable appeal and review periods have expired in order to effect the formal delisting of the Company’s securities from Nasdaq.

The Company’s shares began trading on the OTC Markets’ “OTC Pink Market” tier under the symbol “RENO.” There may be a very limited market in which the Company’s shares are traded, the Company’s stockholders may find it difficult to sell their shares of the Company and the trading price of the Company’s securities, if any, may be adversely affected.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2022	RENOVARE ENVIRNMENTAL, INC.

	By:	/s/ Brian C. Essman
		Name:	Brian C. Essman
		Title:	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)